            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                                   EXHIBIT 10.13


                     XDSL JOINT MARKET DEVELOPMENT AGREEMENT


       This SERVICES AGREEMENT (the "Agreement") is executed as of March 23, 1999, by and between NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("NorthPoint"), and NETWORK PLUS, INC., a Massachusetts corporation ("Network Plus").

                                        RECITALS

       WHEREAS, Network Plus is investing $2,500,000 in NorthPoint's Series D-1 Preferred Stock (the "Financing") under the terms set forth in the Series D-1 Preferred Stock Purchase Agreement; and

       WHEREAS, Network Plus desires to purchase xDSL products and services from NorthPoint.

                                        AGREEMENT

       NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereunder contained, the parties hereto agree to the following terms and conditions, which are in addition to the applicable terms and conditions for NorthPoint's tariff for telecommunications services:

1. PREFERRED STATUS. Network Plus will purchase all xDSL products and services from NorthPoint, and NorthPoint will provide all xDSL services and products requested by Network Plus, in each case unless (a) line orders cannot be served by NorthPoint's network footprint at the time the order is submitted, or (b) NorthPoint is unable to offer an xDSL-based product or service requested by a Network Plus end-user, and such product or service is offered by another xDSL provider in such end-user's market. This Agreement does not prevent Network Plus from providing xDSL services over its own xDSL facilities-based network.

2. TERM. The term of this Agreement shall be two years from the date hereof. Thereafter, the Agreement shall continue on a month-to-month basis until terminated upon thirty (30) days prior written notice by either party hereto.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


3.     PRICING.

       3.1 MONTHLY RECURRING CHARGES. Network Plus will receive the discounted xDSL products set forth in Appendix A at the prices set forth in Appendix A for line orders received by NorthPoint on or after the date hereof. Initially, the discounted rate shall be pursuant to the 10,000 line Ramp Schedule set forth on Appendix A. However, if Network Plus exceeds the line commitment level associated with the any greater line ramp schedule set forth in Appendix A in any quarter (such quarter defined as the relevant 3-month period set forth on Appendix A), Network Plus will receive NorthPoint xDSL services at the discounts set forth in such greater line ramp schedule for the subsequent quarter. During each quarter thereafter, Network Plus shall receive discounts at the greater line ramp schedule so long as it meets the quarterly line commitments associated with the greater line ramp schedule. If Network Plus fails to meet the line levels associated with the greater line ramp schedule in any quarter, its discounts will be revised downward to the ramp schedule associated with its actual quarterly line installations. In no event shall Network Plus receive discounts less than those associated with the 10,000 line Ramp Schedule for products listed on Appendix A. Additionally, if NorthPoint decreases its standard pricing, then Network Plus' monthly recurring charge will be concurrently reduced.

       3.2 INSTALLATION CHARGE. Volume pricing applies only to xDSL monthly recurring charges. Standard prices will apply to installation and other applicable non-recurring charges.

       3.3 INTERCONNECTION CHARGE. The monthly interconnection charge will be [**] for each DS3. When Network Plus is collocated in the same site as NorthPoint's ATM packet-switch, the cross connect charge will be [**] per collocation DS3 port. Interconnection charges will be waived in each market until [**] Network Plus end-users are installed in such market, provided that such period of waiver shall not exceed six (6) months.

       3.4 MOST FAVORED NATIONS. The rates and charges for NorthPoint xDSL services set forth on Appendix A hereto shall be equal to or lower than the rates and charges imposed within NorthPoint's network footprint by NorthPoint on any of its customers for the same products or services in comparable or lesser quantities in comparable markets.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


4. LINE COMMITMENT. Network Plus will install a total of 10,000 lines by the end of the two-year term. An order for any product listed on Appendix A shall count as one installed line for purposes of this Section 4. Service orders for future NorthPoint xDSL business products will count towards Network Plus's line commitment on the same terms offered to similarly situated providers. The terms of the installation are set forth on Appendix B. A port reservation fee of [**] per line will be charged at the end of each year for each line less than the aggregate line commitment for that year, which shall be NorthPoint's sole remedy in the event that Network Plus fails to meet the line commitment set forth in this Section 4.

5.     MARKETING FUNDS.

       5.1 CO-MARKETING FUNDS. Network Plus is eligible to receive from NorthPoint (i) a "kick-start" launch fund of [**] as of the beginning of the first year of the two-year term for new market launches, and (ii) market development funds ("MDF") of [**] per new line installed. NorthPoint and Network Plus shall agree in writing as to the manner in which all of the above-mentioned co-marketing funds shall be spent prior to disbursement of such funds. Such funds will be subject to the co-marketing conditions and requirements of Appendix C hereto; provided that Network Plus shall, during the second year of the two-year term, match the funds granted pursuant to subsection (i).

       5.2 OTHER PROMOTIONS. Network Plus is not eligible for any other NorthPoint co-marketing fund programs other than those specified herein during the term of this Agreement.

6. BRANDING. Network Plus may identify NorthPoint as its xDSL service provider and may include NorthPoint's logo on marketing and other materials promoting NorthPoint's and Network Plus's bundled xDSL services, but only where NorthPoint has approved such use in writing, which approval shall not be unreasonably withheld, and subject to the following: Network Plus shall use NorthPoint's logo subject to a non-exclusive, non-transferable license granted hereby. The use of NorthPoint's logo shall be in a manner and proper logo form as NorthPoint may direct from time to time. Network Plus will not make any deletions or additions to the logo, nor otherwise use the logo, except as specifically instructed by NorthPoint. Network Plus shall not use any other logo or trademark that could be confused with NorthPoint's logo or that may detract from the logo's distinctiveness and goodwill. Network Plus shall promptly report to NorthPoint any infringement of, imitation of or challenge to, the logo, of which Network Plus may become aware. Network Plus will provide all reasonable assistance (other than financial) as requested if

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       NorthPoint commences or defends any action relating to Network Plus' use of NorthPoint's logo, provided that Network Plus shall receive reasonable compensation for such assistance, including out-of-pocket costs. Network Plus will use reasonable efforts to maintain the goodwill associated with NorthPoint's logo.

7. PERFORMANCE REQUIREMENTS. NorthPoint will provide its services in the manner set forth in Appendix B. Network Plus understands that certain performance requirements are affected by Local Exchange Carrier (LEC) policies and practices. To the extent that Network Plus has notified NorthPoint of any failure to meet agreed performance requirements (excluding any and all failures arising from end-user or Network Plus delays) that materially affect Network Plus's ability to install end-users, and NorthPoint fails to correct such identified problems by a mutually agreed date (the "Repair Date"), Network Plus will be relieved of its line commitment obligations under Section 4 for those materially-affected orders from the Repair Date until the date upon which NorthPoint corrects the identified problems.

8. PRODUCT DEVELOPMENT. Network Plus may make recommendations to NorthPoint regarding products that Network Plus would like NorthPoint to develop. NorthPoint will make a good faith determination as to whether development of such a product would be a commercially viable opportunity that is consistent with NorthPoint's business goals. NorthPoint may, if it is considering developing such a product, require that Network Plus commit to purchasing a certain volume of such product, the specific terms of which would be mutually agreed upon by the parties at such time.

9.     MISCELLANEOUS.

       9.1 TERMINATION. Upon termination of this Agreement by either party, NorthPoint will complete provisioning of all lines ordered prior to the termination date and will maintain all of the Network Plus and end-user xDSL lines for the remainder of the term of each particular service order. During the time that any service orders remain in effect, Network Plus will continue to pay all monthly charges for the lines that were installed pursuant to such service orders. Network Plus shall not actively cause any xDSL lines to be disconnected and reconnected to any other competitive xDSL provider for a period of one year after the termination of this Agreement. Network Plus will pay a one-time disconnection fee of [**] per line for all lines disconnected and reconnected to other competitive xDSL providers within [**] of the termination of this Agreement. For the purposes of this Agreement, Network Plus shall not be considered a competitive xDSL provider.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


              This Section 9.1 shall not cause Network Plus to incur a disconnection fee when the end-user is moved to Network Plus' xDSL network.

       9.2 NO THIRD PARTY BENEFICIARIES. Except as specifically provided herein, this Agreement does not provide and shall not be construed to provide third parties, including any customer, with any remedy, claim, and cause of action or privilege. The parties specifically acknowledge and agree that either party's operating subsidiaries shall be entitled to order and provision xDSL lines on the terms and conditions hereunder, and, as such, are intended third party beneficiaries of the rights under this Agreement; provided however, that such third party beneficiaries shall agree in writing to be bound by the terms of this Agreement.

       9.3 FORCE MAJEURE. Neither party shall be responsible for any failure to perform any obligation or provide service hereunder because of any (i) act of God, (ii) war, riot or civil commotion, (iii) governmental acts or directives, strikes, work stoppage, or equipment or facilities shortages, in any such case which are being experienced by providers of telecommunications services generally and not targeted or directed at NorthPoint specifically, or (iv) other similar force beyond such party's reasonable control.

       9.4 INDEMNIFICATION. Each party hereto shall indemnify the other party and its affiliates and their respective representatives, in their capacities as such, and their respective successors, assigns, heirs and personal representatives (collectively, "Indemnified Parties") against and hold each of them harmless from any and all damage, claim, action, suit, proceeding, judgment, loss, liability, cost and expense (including reasonable expenses of investigation and attorneys' fees and expenses as incurred) incurred or suffered by any Indemnified Party arising out of or relating to any breach of any covenant or agreement of the other party contained herein or in any other agreement executed in connection herewith.

       9.5 LIMITED LIABILITY. In no event will either party hereto and/or any of its affiliates be liable to or through the other party for any of the following: (i) damages caused by the other party's and/or any of its affiliates' failure to perform their obligations and responsibilities; (ii) claims or demands brought against the other party by third parties, other than those third party claims in respect of which such party is expressly obligated to indemnify the other party pursuant to a provision of this agreement; or
              (iii) except as otherwise set forth herein, any lost profits, loss of business, loss of use (or interruptions of business), lost savings, lost opportunities or other consequential, special, incidental, indirect, exemplary or punitive damages, any or all of which arise from or in connection with the delivery, use, or performance of service governed

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


              by this Agreement, even if a party and/or any of its affiliates has been advised of the possibility of such loss.

       9.6 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

       9.7 ENTIRE AGREEMENT; AMENDMENT IN WRITING; SEVERABILITY. This Agreement, which includes the Exhibits, Schedules, Appendices and other agreements expressly referenced herein, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior agreement, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein. Any amendment or supplement to this Agreement shall be in writing and duly executed by both parties. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each party agrees that such provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that reflects such intent as closely as possible.

       9.8 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

       9.9 ATTORNEY'S FEES. If any legal action or other legal proceeding (including arbitration) relating to the transactions under this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       9.10   CHOICE OF LAW; VENUE; JURY TRIAL.

               9.10.1 This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to choice of law.

               9.10.2 Each of the parties hereto irrevocably waives the right to a jury trial in connection with any legal proceeding relating to

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                     this Agreement or the enforcement of any provision of this Agreement.

       9.11 NOTICES. All notices or other communications required or permitted to be delivered to any party under this Agreement shall be in writing and shall be sent by registered or certified mail, by courier or express delivery service or by facsimile, addressed or sent: (a) if to NorthPoint: NorthPoint Communications, Inc., 222 Sutter Street, 7th Floor, San Francisco, California 94108-4458,
              Attention: Steve Gorosh, Esq., Telecopier: 415-403-4004, and (b) if to Network Plus: Network Plus, Inc., ________________________,
              Attention: George Alex, Telecopier:
              (617) 786-4075.

       9.12 ASSIGNMENT. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. Upon prior written notice, either party may assign or transfer its rights or obligations under this Agreement to any third party.

       9.13 CONFIDENTIALITY; PUBLICITY. The parties acknowledge and agree that the Mutual Non-Disclosure Agreement between them, dated _______________, 199__, remains in full force and effect between the parties. In addition, neither party hereto will (i) provide billing detail, invoice information or any other information to any third party that will enable such third party or another party to determine the prices that either NorthPoint or Network Plus charges for its services provided hereunder, or (ii) divulge in any other way to its customers, end-users, channels, partners or any third party the prices or other terms that either NorthPoint or Network Plus will receive under any agreement between such parties. Any disclosure required under any state or federal law or regulation shall be exempt from this provision, so long as the revealing party shall provide the other party with written notice of such proposed disclosure. Subject to the foregoing, any public disclosure of this Agreement and the parties' respective relationships shall require written pre-approval from the other party, such approval not to be unreasonably withheld.

       9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       9.15 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

              [The remainder of this page is intentionally blank.]

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       IN WITNESS WHEREOF, the parties hereto have executed this STRATEGIC DEVELOPMENT AND SERVICES AGREEMENT as of the date set forth in the first paragraph hereof.

NORTHPOINT COMMUNICATIONS, INC.


By:   [illegible]
     -------------------------------------------
     Name:    [illegible]
     Title:   Chief Development Officer


NETWORK PLUS, INC.


By:   /s/James J. Crowley
     -------------------------------------------
     Name:  James J. Crowley
     Title:    Executive VP and COO

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   APPENDIX A

                            NETWORK PLUS PRICING PLAN
                                  TWO-YEAR TERM
                PRICE SCHEDULE FOR MONTHLY RECURRING XDSL CHARGE

                                      FORWARD-PRICED TERM DISCOUNT SCHEDULE
     TOTAL LINES           160/144          200            416          784 PLUS      1040 PLUS       T1-SPEED
     -----------           -------          ---            ---          --------      ---------       --------
[**]                        [**]            [**]           [**]           [**]           [**]           [**]
[**]                        [**]            [**]           [**]           [**]           [**]           [**]
[**]                        [**]            [**]           [**]           [**]           [**]           [**]


                                                 PRICING TABLE*
     TOTAL LINES           160/144          200            416          784 PLUS      1040 PLUS       T1-SPEED
     -----------           -------          ---            ---          --------      ---------       --------
[**]                        [**]            [**]           [**]           [**]           [**]           [**]
[**]                        [**]            [**]           [**]           [**]           [**]           [**]
[**]                        [**]            [**]           [**]           [**]           [**]           [**]
[**]                        [**]            [**]           [**]           [**]           [**]           [**]

* Standard and term discount prices for CA, IL, MA, NY, GA, MI and Washington, D.C. Other states' pricing may differ based on local loop cost.

** The pricing terms set forth herein supersede and replace the pricing terms set forth in NorthPoint's tariff.

                             TWO-YEAR RAMP SCHEDULE

          LINE TOTAL RAMP                     [**]           [**]          [**]
          ---------------                     ----           ----          ----
First Year - First Qtr                        [**]           [**]          [**]
First Year - Second Qtr                       [**]           [**]          [**]
First Year - Third Qtr                        [**]           [**]          [**]
FIRST YEAR END                                [**]           [**]          [**]
Second Year - First Qtr                       [**]           [**]          [**]
Second Year - Second Qtr                      [**]           [**]          [**]
Second Year - Third Qtr                       [**]           [**]          [**]
SECOND YEAR END                               [**]           [**]          [**]

            PRICE SCHEDULE FOR MONTHLY INTERCONNECTION CHARGE PER DS3


    1-YEAR LINE COMMITMENT            DISCOUNT                    DS3                 COLLOCATION
               [**]                    [**]                       [**]                    [**]

* INTERCONNECTION CHARGE WILL BE WAIVED IN EACH MARKET UNTIL [**] END-USERS ARE INSTALLED OR UP TO [**] WHICHEVER IS SHORTER.

- The pricing terms set forth on this Appendix A supersede and replace the pricing terms set forth in NorthPoint's tariff.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   APPENDIX B

                             PROVISIONING AGREEMENT

1.     ORDER PLACEMENT AND CONFIRMATION

       Network Plus or its designated agent shall place an order for xDSL Services ("Order") via email or alternate method(s) of submission satisfactory to NorthPoint of each Order on NorthPoint's Service Provisioning Order Form. All Orders placed by Network Plus with NorthPoint will be treated equally with orders submitted by other NorthPoint customers and affiliates.

2.     CIRCUIT ORDER AND DELIVERY

       NorthPoint will order the circuit from the ILEC. NorthPoint shall manage all interactions with the ILEC with respect to the delivery of the circuit. Network Plus recognizes that the actual circuit delivery date is subject to the provisioning schedule of the ILEC.

3.     INSTALLATION

Network Plus will have the option to perform installation of NorthPoint's xDSL services. When Network Plus elects not to perform an installation, the following terms will apply:

       "Installation" of a Customer shall consist of a service call by a skilled technician, employed by NorthPoint, its agent, or its contractor ("NorthPoint Tech"), who will install the xDSL Services by configuring, enabling and testing the high-speed xDSL "access device" (routers or associated router operating systems will be configured only to the extent necessary to provide NorthPoint with visibility to such device at levels 2 and 3 of the OSI reference model which may include a "Ping" test and/or an file transfer to/from the NorthPoint Node to conform connectivity), and associated inside wiring to a defined "jack" on the end-user premise (collectively "Equipment") to obtain access to the NorthPoint Network. "NorthPoint Network" consists of high-speed ATM communication circuits connecting nodes located in central offices providing a communication connection from a Customer to Network Plus utilizing xDSL technology. "Access" to the NorthPoint Network is define as xDSL access device visibility and accessibility through a NorthPoint Network node. NorthPoint will use its best commercially reasonable efforts to complete Installations of the xDSL Services within seven business (7) days of the delivery of the circuit by the ILEC. The NorthPoint Tech's verification that the Customer can properly access the NorthPoint Network shall constitute final Installation.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       Unless otherwise agreed to by the parties, NorthPoint will schedule the Installation with Network Plus and Network Plus will notify the end user of the Installation appointment. Installation appointments may be scheduled Monday-Friday, first appointments begins at 8 a.m. and the last appointment begins at 3 p.m. local time. A NorthPoint Tech will arrive within an assigned 2-hour window. The Customer should plan for the Installation to take [**] to complete after the arrival of the NorthPoint Tech.

4.     BILLING AND PAYMENT

       NorthPoint will provide to Network Plus a consolidated statement of account for all charges relating to the xDSL Services and Equipment. All charges and fees for xDSL Services and Equipment provided to Customers shall be billed by NorthPoint directly to Network Plus, and Network Plus shall be solely responsible for making prompt and complete payment to satisfy all such billings. NorthPoint shall bill Network Plus for all applicable federal, state, and local mandated surcharges, fees, user's fees, universal service contributions and other applicable taxes. NorthPoint shall express mail the statement of account to Network Plus on the first day of the month for such month of service. Any and all statements of account sent by NorthPoint to Network Plus shall be payable to NorthPoint within [**] of receipt of such statement of account by Network Plus. If such statement of accounts are not paid by Network Plus on or prior to the due date, late fees shall accrue and become immediately due and payable on the outstanding unpaid, undisputed balance at the rate of 1.5% per month (or the highest amount permitted by law, whichever is lower).

5.     SERVICE LEVEL COMMITMENTS

       NorthPoint shall provide to Network Plus the following service level commitments ("Service Level Commitments").

       5.1 PROVISIONING AND INSTALLATION INTERVAL. NorthPoint shall use its best commercially reasonable efforts to complete Installation of the xDSL Services within seven business days after the actual ILEC loop installation interval (excluding Network Plus and Customer delays). NorthPoint will not be held responsible for events beyond its control which delay or preclude Installation (e.g., accessibility to Customer premise, wiring closets, availability of customer, force majeure, etc.) The Installation will be determined to be completed correctly based upon a post Installation performance check completed by the NorthPoint Tech confirming that the Customer can properly access the NorthPoint Network (as outlined above).

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       5.2 LATENCY. NorthPoint guarantees an average of [**] or less round trip latency on the NorthPoint backbone during any one-hour period. If the average round trip latency is greater than [**] during any one hour period, NorthPoint will provide any Customer whose end users are affected thereby with a service credit of one days recurring charge to the Customer attributable to each affected end user. "Round trip" shall mean the time a packet takes to travel from the NorthPoint ATM switch to the NorthPoint DSLAM located in a central office and back, excluding packet serialization time. NorthPoint will electronically monitor these latency times on its backbone.

       5.3 THROUGHPUT. NorthPoint guarantees that an average of [**] of the packets attempted to be delivered will be delivered by NorthPoint between the NorthPoint ATM switch and the NorthPoint DSLAM located in a NorthPoint central office over any 24-hour period. "24-hour period" shall mean midnight Pacific Time to midnight Pacific Time. If NorthPoint's average packet delivery percentage is less than [**] for any Customer's end-user during any 24-hour period, NorthPoint will provide the Customer with a service credit of [**] of that Customer's end-user's monthly service charge, based on a[**]. NorthPoint will only provide [**] and no credit shall apply in the event of a service outage. NorthPoint will electronically monitor the Packet Delivery at the DSLAM's interface toward the NorthPoint ATM switch.

6.     APPLICATION OF CREDITS

       Credits will be applied to the next invoice provided to Network Plus by NorthPoint under Section 4.

7.     CUSTOMER CARE

       Within ten (10) days of the execution of this Agreement, NorthPoint shall provide customer care procedures to Network Plus, including procedures with respect to online or phone reporting, confirmation of problem and resolution of problem. It is agreed that Network Plus will provide first level support to Customers and NorthPoint shall provide second level support to Customers. NorthPoint's customer care support shall be available 24-hours a day, 7-days a week.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   APPENDIX C

                              CO-MARKETING PROGRAM
                     NORTHPOINT CONDITIONS AND REQUIREMENTS

"KICK-START" LAUNCH FUND

-- The parties shall agree in writing on how Kick Start Launch Fund shall be spent prior to disbursement.

MARKET DEVELOPMENT FUND (MDF)

-- NorthPoint will accrue MDF on Network Plus's account for each new xDSL line installed. The amount will be based on the line commitment.

--      The parties shall agree in writing on how MDF shall be spent prior to disbursement.

MATCHING REQUIREMENTS

-- For the MDF, NorthPoint will match Partner's funding dollar-for-dollar, up to the total amount available in Network Plus's co-marketing account. When a Partner submits claim for MDF, NorthPoint will reimburse up to 50% of the total cost of the activity.

TERM FOR USE OF CO-MARKETING PROGRAM DOLLARS

-- Kick-Start Launch Funds must be used within (3) months of market launch -- MDF must be used within (3) months of being earned

BRANDING REQUIREMENT

-- NorthPoint brand and logo must be visible (print) and/or mentioned (radio/TV) on all Network Plus' marketing communications for which Co-Marketing funds will be applied.

REIMBURSEMENT METHODOLOGY

-- Upon Partner's submission of all relevant receipts, NorthPoint will process reimbursement via either a credit to Network Plus's account or a direct payment to Network Plus. Form of payment is at discretion of Network Plus, provided account is in good standing (including full payment of applicable port reservation fees). Upon payment by NorthPoint to Network Plus, MDF balance will be debited accordingly.